NEWS RELEASE

Media Contact:	WORLDWIDE LEADER IN BEARINGS AND STEEL
Carol A. Titus
Communications Manager
(330) 471-3757

Investor Contact:
Kevin R. Beck
Manager — Investor Relations
(330) 471-7181

TIMKEN RAISES EARNINGS OUTLOOK

     CANTON, Ohio – March 30, 2004 – The Timken Company today announced increased earnings expectations for the first quarter and full year based on an improvement in company operations.

     The company expects earnings per diluted share of $0.25 to $0.30 for the first quarter of 2004 and $1.00 to $1.10 for the year, excluding special items. The company’s previous estimates were $0.15 to $0.20 per diluted share for the first quarter and $0.85 to $1.00 for the year, excluding special items.

     “While we had planned for our end markets to improve during the year, we are pleased to see this occurring earlier than expected. We remain confident that as the economic recovery continues to materialize, our rationalization efforts and the Torrington acquisition have positioned us well to leverage an upturn,” said James W. Griffith, president and CEO.

     Sales have been strong in several Industrial Group segments, including construction and agriculture. The Steel Group is also benefiting from increased demand by industrial customers. In addition, changes to the company’s surcharge provisions to offset increases in scrap prices are proving effective. The Automotive Group performance reflects continued manufacturing improvements and strong sales.

     The company will announce results for the first quarter on April 22 before the opening of the

-more-

	Carol A. Titus	Kevin R. Beck
	Mail Code: GNW-37	Mail Code: GNE-26
	1835 Dueber Avenue, S.W.	1835 Dueber Avenue, S.W.
	P.O. Box 6932	P.O. Box 6928
	Canton, OH 44706-0932 U.S.A.	Canton, OH 44706-0928 U.S.A.
	Telephone: (330) 471-3757	Telephone: (330) 471-7181
	Facsimile: (330) 471-4118	Facsimile: (330) 471-2797
THE TIMKEN COMPANY	e-mail: carol.titus@timken.com	E-mail: kevin.beck@timken.com

New York Stock Exchange. The financial results will be available through the Internet at www.timken.com. The company will host a conference call that day for investors and securities analysts to discuss the financial results.

Conference Call:	Thursday, April 22, 2004
10 a.m. Eastern Time

All Callers:	Live Dial-In: (706) 634-0975
(Call in 10 minutes prior to be included)
Replay Dial-In: (706) 645-9291
Replay Passcode: 6388595

Live Web cast:	www.timken.com

     The Timken Company (NYSE: TKR); (www.timken.com<http://www.timken.com>) is a leading global manufacturer of highly engineered bearings and alloy steels and a provider of related products and services with operations in 29 countries. A Fortune 500 company, Timken recorded 2003 sales of $3.8 billion and employed approximately 26,000 at year-end.

     Certain statements in this news release (including statements regarding the Company’s forecasts, beliefs and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: uncertainties in both timing and amount, if any, of actual benefits realized through the integration of Torrington with Timken’s operations and the timing and amount of the resources required to achieve those results; and the impact on operations of general economic conditions, higher raw material and energy costs, the cyclicality of the Company’s business, fluctuations in customer demand and the Company’s ability to achieve the benefits of its ongoing programs, including the implementation of its manufacturing transformation and rationalization activities. These and additional factors are described in greater detail in the Company’s Prospectus Supplements dated February 11, 2003 and October 15, 2003 relating to the offerings of the Company’s common stock, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and in the Company’s 2003 Annual Report, page 58. The Company undertakes no obligation to update or revise any forward-looking statement.

###

THE TIMKEN COMPANY